143839
                                                    SUB ITEM I



MFS Utilities Fund, a series of MFS Series Trust VI, established a new class of shares (W), as described in the Amendment dated August 19, 2008 to the Declaration of Trust contained in Post-Effective Amendment No.27 to the Registration Statement (File Nos. 33-34502 and 811-6102), as filed with the Securities and Exchange Commission via EDGAR on August 27, 2008, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.